  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020
__________________________________________

Dynatronics Corporation
(Exact name of registrant as specified in its charter)
__________________________________________

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Cottonwood Heights, Utah	84121
(Address of principal executive offices)	(Zip Code)
(801) 568-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	DYNT	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 2, 2020, Dynatronics Corporation (the “Company”) entered into a Master Supply Agreement (“Agreement”) with Ascentron, Inc. (“Ascentron”) for the manufacture and assembly of the Company’s electrotherapy products. Pursuant to the Agreement, Ascentron will manufacture and assemble the products to specifications provided by the Company and the Company will purchase the finished products from Ascentron at prices and on terms provided in the Agreement. The Agreement limits price increases to 2.5% annually.

The Company anticipates that product purchases from Ascentron under the Agreement for the first nine months will total approximately $1,500,000.00. The initial term of the Agreement is for 36 months from the effective date. The Company retains the right in its sole discretion to extend the Agreement for up to two additional two-year terms upon written notice to Ascentron. The Company may terminate the Agreement at any time and for any reason upon 365-days’ written notice. Either party may terminate in the event of breach by the other party, following 60-days’ written notice and opportunity to cure, or in the event of the failure to obtain or renew any necessary governmental permit, license or approval, or in the event of the bankruptcy or insolvency of the other party.

Management believes the outsourcing of these manufacturing capabilities to Ascentron is consistent with the Company’s objectives of streamlining its operations, continues to align operating expenses with current revenue levels and, where advantageous, produces additional benefits from a reduction in workforce and related costs. Concurrent with these activities, the Company plans to continue its efforts to consolidate certain administrative activities in its Minnesota operations.

The foregoing summary of the terms and conditions of the Agreement is qualified in its entirety by reference to the Agreement, to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, any statement made regarding the Company’s future results. Actual results may differ materially as a result of various risks and uncertainties, including circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current business initiatives, including the outsourcing of manufacturing and assembly functions and any related reduction in workforce; and those other risks and uncertainties expressed in the cautionary statements and risk factors in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The Company may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2020	DYNATRONICS CORPORATION

	By:	/s/ Brian Baker
	Name:	Brian Baker
	Title:	Chief Executive Officer